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                                                                    EXHIBIT 10.1


                              CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is made and entered into as of this first day of August, 1999 ("Effective Date"), by and between DOUGLAS S. LANHAM, an individual, and FAMOUS DAVE'S OF AMERICA, INC., a Minnesota business corporation (the "Company").

         The parties hereby agree as follows:

         1. Resignation; Termination of Employment Agreement. Upon the Effective Date of this Agreement, Lanham shall resign from his seat on the Company's Board of Directors and from his position as President and Chief Operating Officer of the Company, and from any and all of his positions as director or officer of any subsidiaries of the Company. The Employment Agreement entered into between the Company and Lanham dated January 23, 1997, is hereby terminated and this Agreement shall supersede such Employment Agreement in all respects, unless otherwise excepted herein.

         2. Services; Nature of Consulting Duties. The Company retains Lanham for the term set forth below in Paragraph 3 to perform such consulting services and duties for the Company relating to its business activities as the parties from time to time mutually agree.

         3. Term. Subject to the terms, covenants and conditions hereof, the term of this Agreement shall be for a period of one (1) year commencing on the Effective Date.

         4. Base Compensation; Manner of Payments; Acceleration. During the term of this Agreement, Lanham shall receive a base compensation of Two Hundred Twenty Five Thousand Dollars ($225,000.00). The base compensation shall be payable in equal installments at the time of the Company's regular employee payroll dates. At Lanham's election, however, a portion of the base compensation may be accelerated once during this Agreement in an amount up to Seventy Five Thousand Dollars ($75,000.00) by providing written notice to the Company, provided the requested amount of acceleration does not exceed the balance of the outstanding base compensation remaining at the time such request is made. Following an accelerated payment, the new remaining balance of base compensation shall be paid in prorated equal installments made at the time of the Company's regular employee payroll dates calculated to pay the final amount owing at the expiration of the term of this Agreement.

         5. Per Diem Compensation. In addition to the base compensation described above, Lanham shall receive One Thousand Two Hundred Dollars ($1,200.00) for each day he provides consulting services to the Company pursuant to this Agreement, plus reasonable out-of-pocket expenses incurred therein at the Company's request.

         6. Amendment of Stock Option Agreements. As additional consideration, the parties hereby agree to amend various Option Agreements as follows:




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            a. January 23, 1997 Option Agreement. In addition to the 150,000 share portion which has vested under the parties' Option Agreement dated January 23, 1997 (hereinafter "January 23 Option"), an additional 50,000 share portion of such Option shall vest on the date hereof. Further, notwithstanding anything to the contrary contained in the January 23 Option, the remaining 50,000 unvested share portion of the January 23 Option, as amended hereby, is terminated and Lanham shall be entitled to exercise the vested portion of such Option in the manner set forth in the January 23 Option at any time on or prior to November 1, 2001 (the "Option Exercise Period"). Upon the expiration of the Option Exercise Period, the January 23 Option shall terminate and become null and void.

            b. July 28, 1997 Option Agreement. The Option Agreement between the parties dated July 28, 1997 is hereby terminated and is null and void.

            c. June 18, 1999 Option Agreement. Notwithstanding anything to the contrary contained in the parties' Option Agreement dated June 18, 1999 (hereinafter "June 18 Option"), the 25,000 unvested share portion of such option is terminated and Lanham shall be entitled to exercise the remaining 125,000 shares covered by the June 18 Option in the manner set forth in such option at any time prior to November 1, 2001 (the "Option Exercise Period"). Upon the expiration of the Option Exercise Period, June 18 Option shall terminate and become null and void.

            d. July 28, 1997 Anderson Option Agreement. Lanham hereby agrees that the Option Agreement dated July 28, 1997 between he and David W. Anderson is hereby terminated and is null and void.

         7. Status as Independent Contractor. Using commercially reasonable efforts, Lanham shall devote such time to the performance of the services described in this Agreement as reasonably requested from time to time by the Company. Lanham may perform the services described in this Agreement at locations other than in the State of Minnesota and may engage in other business activities; provided, however, that Lanham complies with his confidentiality and other obligations under this Agreement. Lanham shall have no power to act as an agent of the Company or bind the Company in any respect. Lanham shall be an independent contractor in the performance of this Agreement, and shall not be deemed an employee of the Company for any purpose whatsoever. Lanham shall not be entitled to participate in any benefit programs for employees of the Company, including without limitation health benefits, life insurance, pension or profit sharing plans or paid vacation and sick leave.

         8. Agreement Not to Compete. Lanham agrees that during the term of this Agreement he will not, unless he receives the prior approval of the Company's Board, directly or indirectly engage in the following:

            a. Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity whose primary business

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is the retail sale of barbequed food. However, nothing in this subparagraph shall preclude Lanham from holding (i) less than one percent of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market, or (ii) Lanham's existing interests in Casa Roja, Inc. (d/b/a Rudy's), a barbequed food restaurant in Albuquerque, New Mexico.

            b. Intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company, any person who is employed by or otherwise engaged to perform services for the Company whether for Lanham's own account or for the account of any other individual, partnership, firm, corporation or other business organization.

If the scope of the restrictions in this paragraph are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or re-written (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Lanham hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

         9. Confidential Information. Both parties to this Agreement acknowledge and agree that during Lanham's tenure as Director and Chief Operating Officer, as well as during the term of this Agreement, Lanham has had and will have access to various trade secrets and confidential business information ("Confidential Information") of the Company. Lanham agrees that he shall use such Confidential Information solely in connection with his obligations under this Agreement and shall maintain in strictest confidence and shall not disclose any such Confidential Information directly or indirectly or use such information in any other way during the term of this Agreement or for a period of one (1) year after the expiration of this Agreement. The parties further agree to take all reasonable steps necessary to preserve and protect such Confidential Information. The provisions of this paragraph shall not apply to information which (i) was in Lanham's possession prior to receipt from the Company, or (ii) is or becomes generally available to the public other than as a result of a disclosure by Lanham, or (iii) becomes available to Lanham from a third party having the right to make such disclosure.

         10. Remedies and Enforcement. The parties acknowledge that the Company's remedy at law for any breach or threatened breach of the non-compete provisions of Paragraph 8 and the confidentiality provisions of Paragraph 9 above will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Lanham from violating those requirements, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

         11. Mutual Release. In consideration of the foregoing and except for the obligations, responsibilities and liabilities created by this Agreement, the Company, on behalf of itself and on behalf of its predecessors, successors, subsidiaries, affiliates, officers, directors, employees, agents,

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representatives, attorneys and assigns, and Lanham, on behalf of himself and on behalf of his agents, successors, heirs, assigns, executors, administrators and all other persons, do hereby absolutely and unconditionally release and forever discharge each other and their respective predecessors, successors, subsidiaries, affiliates, officers, directors, employees, agents, representatives, attorneys, heirs, executors, administrators and all other persons from any and all claims, demands, actions or causes of action of any kind, nature, description or origin, under any state or federal law or laws or the common law, from the beginning of time to the date of this Agreement which they have ever had or now have against each other, including, without limiting the generality of the foregoing, all claims arising from Lanham's employment with the Company including, but not limited to, any alleged breach of contract, wrongful termination, wrongful discrimination, including any and all claims under the Minnesota Human Rights Act ("MHRA") and the federal Age Discrimination in Employment Act ("ADEA"), interference with contract, defamation, promissory estoppel, or infliction of emotional distress or for any other alleged unlawful employment practice arising out of or relating to Lanham's employment with the Company. Lanham acknowledges that the consideration provided to him in this Agreement is full and fair compensation for his foregoing release of rights and claims.

            Notwithstanding the foregoing, nothing in this Agreement shall be construed to release the Company from Lanham's right, under Minnesota law or under the Company's Articles of Incorporation or By-Laws, to indemnification resulting from him being made or threatened to be made a party to any legal proceeding by reason of his present or former official capacity as an officer and/or director of the Company.

            a. Right to Rescind Under Minnesota Law. Lanham understands that he has a right to rescind the above general release of discrimination rights and claims which he may have under the MHRA within fifteen (15) calendar days of the date upon which he signs this Agreement. He further understands that, if he desires to rescind the above general release of discrimination rights and claims under the MHRA, he must put such rescission request in writing and deliver it to the Company by hand or by certified mail, return receipt requested, within fifteen (15) calendar days of the date of execution of this Agreement by him. If notice of rescission is given by mail, it must be postmarked within fifteen (15) days of the date Lanham signs this Agreement and must be addressed to David W. Anderson, Famous Dave's of America, Inc., 7657 Anagram Drive, Eden Prairie, Minnesota 55344.

            b. Right to Rescind Under Federal Law. Lanham also understands that he has twenty one (21) days to consider this Agreement and the above release of any and all claims he may have against the Company under the ADEA, beginning on the date on which he first received this Agreement. Lanham further understands that if he signs this Agreement, he will then be entitled to revoke his release of any rights and claims of age discrimination under the ADEA within seven (7) days of executing it, and the release of his ADEA rights and claims shall not become effective until the seven-day period has expired.

            c. Effect of Rescission or Revocation. Lanham also understands that if he

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rescinds or revokes the general release set forth above, all of the Company's obligations under this Agreement will immediately cease, and the Company will not pay Lanham any of the money or other benefits provided for in this Agreement.

            d. Denial of Liability. The Company does not admit that it is responsible or legally obligated to Lanham, and in fact the Company denies that it is responsible or legally obligated to Lanham even though it has provided Lanham full and fair consideration to release his claims.

         12. Miscellaneous Provisions.

            a. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements with respect to Lanham's services to the Company. This Agreement may not be amended or modified in any manner except by a written instrument signed by the parties.

            b. Further Assurances. The parties represent and warrant that they will take any additional action necessary to effectuate the terms and conditions of this Agreement, including by way of example, but not limitation, executing written modifications to their Option Agreements.

            c. Severability. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted. If any provision is unenforceable because it is overly broad, the parties agree that such provision shall be limited to the extent necessary to make it enforceable, it being the intent of the parties that provisions of this Agreement be enforced to the maximum extent possible.

            d. Choice of Law; Choice of Forum. This Agreement shall be deemed to have been entered into in, and shall be construed and enforced in accordance with the laws of the State of Minnesota; and any legal action or proceeding regarding the construction or enforcement of this Agreement shall be venued only in a state or federal court located in Hennepin County, Minnesota.

            e. Waivers. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms or conditions of this Agreement or to exercise any right, shall not be construed as a waiver of the future performance of any such term or condition or the future exercise of such right.

            f. Free Execution; Opportunity to Consult with Counsel. Each of the undersigned parties represents and warrants to the other that they have read this Agreement and fully understand all of its terms; that this Agreement has been executed freely by each party, without promises or threats or the exertion of influence by or upon the other; and that each party has had the full opportunity to consult with legal counsel of its choice concerning the legal and practical effect of this document.

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            g. Headings. The heading of the paragraphs used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

            h. Notices. Any notice to be given under this Agreement shall be personally delivered in writing or shall be deemed duly given when received within five (5) business days of deposit in the United States mail, postage prepaid, registered or certified, return receipt requested, whichever is earlier. If mailed to the Company, it shall be addressed to Mr. David W. Anderson, Chairman, Famous Dave's of America, Inc., 7657 Anagram Drive, Eden Prairie, Minnesota 55344, and if mailed to Lanham, it shall be addressed to him at 11-B Arroyo Hondo Trail, Sante Fe, New Mexico 87505, or at such other addresses as the parties may hereafter designate in writing to each other.

            i. Assignment. Lanham may not assign or subcontract his rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign its rights or obligations.

            j. Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


FAMOUS DAVE'S OF AMERICA, INC.                  DOUGLAS S. LANHAM


By:  s/David Anderson                           s/Douglas S. Lanham
     -------------------------------            --------------------------------
                                                Douglas S. Lanham
 Its:  Chairman of the Board
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